SCHEDULE II
                              INFORMATION WITH RESPECT TO
                   TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS
OR
                   SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                     SHARES PURCHASED
AVERAGE
                          DATE            SOLD(-)
PRICE(2)
   COMMON STOCK-PITTWAY CORP CLASS-A
  GABELLI FUNDS, INC.
       THE GABELLI SMALL CAP GROWTH FUND
                         8/16/94            3,000-
37.0000
                         8/16/94            2,100-
37.4702
                         6/21/94              400-
35.8750
       THE GABELLI ABC FUND
                         6/21/94            1,500-
37.5000
  GAMCO INVESTORS, INC.
                         8/08/94              500-
35.5000
                         7/08/94            2,000-
34.7500
                         7/05/94              700-
34.5000
                         6/29/94            1,500-
34.2500
                         6/28/94            2,500-
34.1200
                         6/27/94            1,000-
34.7500
  (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
      ON THE NY STOCK EXCHANGE.
  (2) PRICE EXCLUDES COMMISSION.